Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A and related Prospectus of our report dated May 10, 2013, with respect to the audit of the consolidated balance sheets of Starboard Resources, Inc. and Subsidiaries as of December 31, 2012 and 2011, and the related consolidated and combined statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2012.

We also hereby consent to the inclusion in this Registration Statement on Form S-1/A and related Prospectus of our report dated April 17, 2012 with respect to the audit of the consolidated balance sheets of ImPetro Resources, LLC and Subsidiary as of December 31, 2010 and the related consolidated statements of operations, changes in members’ equity, and cash flows for the period from February 5, 2010 through December 31, 2010.

We also consent to the reference to us as “Experts” in such Registration Statement.

/s/ Rothstein Kass

Dallas, Texas
October 11, 2013